UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒Definitive Additional Materials
☐Soliciting Material under § 240.14a-12

Value Line Premier Growth Fund, Inc.
Value Line Small Cap Opportunities Fund, Inc.
Value Line Asset Allocation Fund, Inc.
Value Line Income and Growth Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒No fee required.
☐Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1)           Title of each class of securities to which transaction applies:
________________________________________________________________________

2)           Aggregate number of securities to which transaction applies:
________________________________________________________________________

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

4)           Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)           Total fee paid:
________________________________________________________________________

☐Fee paid previously with preliminary materials:

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount previously paid:
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2)           Form, Schedule or Registration Statement No.:
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3)           Filing Party:
________________________________________________________________________

4)           Date Filed:
________________________________________________________________________

Value Line Funds

Proxy Reminder

Special Meeting of Shareholders on March 4, 2014

Dear Shareholder:

You recently received proxy materials regarding your position(s) held in the Value Line Funds. The Special Meeting of Shareholders will be held on March 4, 2014.

According to our latest records, the Fund has not received your proxy vote for this Special Meeting. Your vote is important, no matter how many shares you own. A majority of the shares of the Fund must be present in person or by proxy in order to vote on the proposal at the Special Meeting.

The Board of Directors/Trustees recommends that you vote in FAVOR of all proposals.

Voting is quick and easy!

•	You may vote your proxy via the Internet. Just follow the instructions printed on your proxy card.

•	You may vote via touch-tone phone by dialing the toll free number printed on your proxy card.

•	To cast your vote with a Representative please call us toll free at 1-855-520-7715.

•	You may cast your vote by mail. Sign, date and vote your proxy card and enclose it in the postage paid envelope provided in this package, allowing sufficient time for receipt by the Fund prior to March 4, 2014.

Your vote is very important! Your immediate response will help avoid potential delays and additional expenses associated with soliciting shareholder votes.